UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 22, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of the Company was held on May 22, 2014.

(b) The nominees listed below were elected directors with the respective votes set forth opposite their names:

	Votes for	Votes withheld
Rick E Winningham	99,196,999	181,127
Henrietta H. Fore	99,014,747	363,379
Robert V. Gunderson, Jr.	98,934,532	443,594
Burton G. Malkiel, Ph.D.	99,022,038	356,088
Peter S. Ringrose, Ph.D.	99,243,177	134,949
William H. Waltrip	98,943,169	434,957
George M. Whitesides, Ph.D.	99,213,767	164,359
William D. Young	98,743,647	634,479

In a non-binding advisory vote, the stockholders voted to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2014 proxy statement. The voting results are set forth below:

For	Against	Abstain
98,937,027	373,547	67,552

The stockholders ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are set forth below:

For	Against	Abstain
106,663,710	494,387	8,525

Item 8.01 Other Events

The Company has previously disclosed under Item 5.02 on Form 8-K filed on May 5, 2014 (the “Prior Form 8-K”), that in connection with the proposed separation of Theravance Biopharma, Inc. (“Biopharma”) from Theravance, Inc. (“Theravance”) into two distinct publicly traded companies (the “Separation”), contingent upon the effectiveness of the Separation and effective as of immediately after the payment of the dividend of Biopharma ordinary shares to the stockholders of Theravance that is expected to occur on June 2, 2014, Catherine J. Friedman, Paul Pepe and James L. Tyree (collectively, the “New Directors”) will become members of the Board of Directors of Theravance and current Theravance directors Henrietta H. Fore, Robert V. Gunderson, Jr., Burton G. Malkiel, Peter S. Ringrose, George M. Whitesides and William D. Young are expected to resign as members of the Theravance Board of Directors effective immediately after the effectiveness of appointment of the New Directors.  Today’s disclosures in Item 5.07 of this Form 8-K do not change or modify Theravance’s disclosures in the Prior Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 23, 2014	By:	/s/ Bradford J. Shafer
Bradford J. Shafer
Senior Vice President and General Counsel